Preliminary Offering Circular dated November 18, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

BioQuest Corp.

$5,000,000

2,500,000 SHARES OF COMMON STOCK

450,000 SHARES OF COMMON STOCK BY THE SELLING SHAREHOLDERS

$2.00 PER SHARE

This is the public offering of securities of BioQuest Corp., a Nevada corporation. We are offering 2,500,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $2.00 per share (the “Offered Shares”) by the Company. We are also registering 450,000 shares of Common Stock for Thomas Hemingway (200,000 Shares), Michael Krall (200,000 Shares) and David Noyes (50,000 Shares) (together, the “Selling Shareholders”). We will not receive any proceeds from sales by the Selling Shareholders. The Selling Shareholders will sell their shares at the fixed price of $2.00 per share. The Selling Shareholders acquired the shares of Common Stock through compensation agreements with the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 10,000 Offered Shares ($20,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarkets Pink Open Market under the stock symbol “BQST.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum (4)
Public Offering Price (1)(2)(5)	$2.00	$5,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$2.00	$5,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $100,000 assuming the maximum offering amount is sold.
(5)	An additional $900,000 is also being offered by the Selling Shareholders at a fixed price of $2.00 per share as described herein.

Our Board of Directors used its business judgment in setting a value of $2.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The following table sets forth the high and low bid prices for our Common Stock per quarter for the past two years as reported by the OTC Markets, based on our fiscal year end April 30, and taking into effect the 1-2000 reverse split that occurred on November 14, 2019. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year Ended		Bid Prices
April 30,	Period	High $	Low $
2019	First Quarter	2,000	20
	Second Quarter	20	20
	Third Quarter	20	20
	Fourth Quarter	30	20

2020	First Quarter	2,900	30
	Second Quarter	3,000	2,100
	Third Quarter	2,100	27
	Fourth Quarter	27	27

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “BioQuest Corp.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of BioQuest Corp.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Overview

BioQuest, Corporation – plans to market, package and distribute health-based products and Hemp-CBD based products. Our mission is to Create High End, Products and aggregate all relevant CBD content in the Nutraceutical markets. In addition, BioQuest will also be positioned to generate revenue by acquiring established companies who have a current presence in the nutraceutical and CBD industry if the opportunity presents itself and bring its products to the market generating immediate revenues, created and marketed by BioQuest.

We believe that we can build our Company into a recognizable brand in the Nutraceutical and Pharmaceutical industry. We recognized early on the importance of creating a strong, identifiable and lasting brand that would separate our Company from the competition and resonate with customers. Our logo, our name, the style of our ads, and all collateral material will reflect our “brand image.” Since the legalization of medical and recreational CBD, numerous states have created new and exciting markets with great investment potential.

We will sell primarily into the business-to-business market and internet-based business to consumer, which includes legally operating medical and adult-use dispensaries, store fronts, and brand owners in states with CBD programs.

Our proposed network of hemp farms will be located in the USA, in states that have a US Farm Bill-compliant program. Consistent and unique medicinal genetics provide us and our customers with a distinct competitive advantage in the global hemp-derived phyto-cannabinoid industry.

In addition to our existing product line of high-end women products, our proposed products, which are currently still in development, will contain both non-CBD and CBD ingredients that are derived from hemp. A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our existing and proposed products have no THC and are parasite-free.

BioQuest’s mission is to lead the industry in bringing unique Men’s, Women’s, Lifestyle and Pet products that are (CBD) based products to the marketplace. We strive to educate the world on the benefits of hemp extract, and it is our goal to offer the industry’s quality products.

We have been reviewing all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our proposed products. These proposed products are not pre-approved by the FDA or any other regulatory agency. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

The unique strains of cannabinoid-rich hemp are specially bred from the most medicinally high cannabidiol strains of medical cannabis. These plants with the highest CBD and lowest THC concentrations were stabilized and cross bred. This resulted in consistent plant levels of less than 0.3% THC on a dry weight basis.

Our fiscal year end is April 30.

Our company is in the development stage and has generated no revenues.

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Our mailing address is 3700 Campus Drive, Suite 206, Newport Beach, CA 92660. Our telephone number is (714) 978-4425. Our website is www.bioquestcorp.com, and our email address is business@bioquestcorp.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

We are a reporting company under Section 12(g).

We are subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to fully comply with all filing deadlines and rules regarding quarterly and annual reports.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Markets Pink Open Market Sheets under the symbol BQST.

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THE OFFERING

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Issuer:	BioQuest Corp.

Securities offered by the Company:	A maximum of 2,500,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $2.00 per share (the “Offered Shares”). (See “Distribution.”)

Securities offered by the Selling Shareholders	Additionally, 450,000 of the Common Shares are being offered by the Selling Shareholders at the fixed price of $2.00 per share.

Number of shares of Common Stock outstanding before the offering	8,104,233 issued and outstanding as of October 16, 2020

Number of shares of Common Stock to be outstanding after the offering	10,604,233 shares, if the maximum amount of Offered Shares are sold.

Price per share:	$2.00

Maximum offering amount:	2,500,000 shares at $2.00 per share, or $5,000,000 (See “Distribution.”) Additionally, 450,000 shares of our Common Stock may be sold by the Selling Shareholders at the fixed price of $2.00 per share.

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “BQST.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,900,000. We will use these net proceeds for working capital and other general corporate purposes.

We will not receive any proceeds from the sale of common stock by the Selling Shareholders.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company has no revenues and has an accumulated deficit of $7,519,908 for the year ended April 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and has only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD industry, which is rapidly transforming. There is no guarantee that our planned products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Thomas Hemingway, Michael Krall and David Noyes. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling cannabis-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our planned markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets of choice.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and no revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of technological innovations or new products by us or our competitors;

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-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have issued and outstanding, as of October 16, 2020, 8,104,233 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control BioQuest Corp., it is not likely that you will be able to elect directors or have any say in the policies of BioQuest Corp.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of BioQuest Corp. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabinoid and Health related industry participants, including manufacturers, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because our proposed products, have not been introduced to market yet, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our potential products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our planned products. There are no assurances that competition in our respective industries will not lead to reduced prices for our proposed products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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Certain of the Company’s planned products are dependent on consumer discretionary spending.

Certain of our planned CBD products may be susceptible to unfavorable changes in economic conditions. Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our proposed products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our planned products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our proposed products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our potential products. Online advertising of Cannabis related products may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results. These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build, or liquidation will be in accordance with the Company’s predictions or past history.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute Marijuana products or any products that contain THC above 0.3%, some of our suppliers and customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

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Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

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Effect of existing or probable governmental regulations relating to CBD products.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. Furthermore, it is possible that the federal government that will be directly applicable to our business as a result of our sale of products containing CBD. In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer material adverse effect on its business, including substantial losses.

Our potential suppliers may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal cannabis businesses and “may not” be prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis above 0.3% THC content remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis even ones that exclusively use Hemp. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of Hemp Derived CBD is permissible under state law and only in a manner which would be permissible under the applicable state law. However, even with user opt in forms and current industry best practices employed, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we may run the risk of federal and state law enforcement prosecution.

We have implemented a content reporting review policy to remove any content which violates our Terms and Conditions. We have introduced a system that flags any posts for review, removal, and possible account suspension. As soon as content is flagged by one of our internal or external control systems or by another user, it is removed from view until we have had the time to review the content and moderate accordingly.

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its early-stages and it has begun to generate some revenue for the Company. There is no guarantee that individual customers will use these features and as a result, we may fail to generate greater revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

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●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store(s);

●	An increase in content/products that are irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements by competitors may lower traffic acquisition rates;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the sites.

Due to our involvement in the cannabinoid industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a participant in, service provider to and customer of companies in the cannabinoid industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2019, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabinoid industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, some businesses involved in the cannabis and cannabinoids industry continue to have trouble establishing banking relationships. The potential inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our partners, to do business.

Unfavorable publicity or consumer perception of our planned products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our proposed products as well as similar or other products distributed and sold by other companies. Consumer perception of our proposed products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our planned products or ingredients of cannabis products in general, or associating the use of our proposed products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

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We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause our Company to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While we only sell Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in our ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our proposed products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

Examples of claims made by the companies which have been deemed deceptive marketing by the FDA include CBD’s ability to;

●	Effectively treat substance use disorders
●	Reduce the rewarding effects of morphine
●	Reduce drug-seeking for heroin
●	Avoid or Reduce opiate withdrawal symptoms
●	Stop cancer cells in several cervical cancer varieties
●	Decrease human glioma cell growth and invasion
●	Slow the progression of Alzheimer’s
●	Block spinal, peripheral and gastrointestinal mechanisms responsible for pain associated with migraines, fibromyalgia, and Irritable Bowel Syndrome

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The agency has said it may pursue a company making medical claims about products asserting to contain CBD that have not been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms — Facebook and Google — still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow our online retail and wholesale businesses.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our potential products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

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Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

We have limited or no control over the manufacturing and quality of the products we plan to sell.

We will not directly manufacture any of the proposed products that we currently plan to sell. Consequently, we have limited or no control over manufacturing practices at the suppliers from whom we procure the products we plan to sell. We put forth considerable efforts to ensure that the products we plan to sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

Increases in the cost of shipping, postage or credit card processing could harm our business.

We ship our potential products to customers by United States mail and other overnight delivery and surface services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our proposed products on a timely basis.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we plan to sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We conduct our retail operations through a single distribution facility.

Substantially all of our U.S. Retail inventory will be stored and shipped from one distribution center. We will depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the distribution center. We may not be able to accurately anticipate all of the changing demands that our expanding operations will impose on our receiving and distribution system. In addition, events beyond our control, such as disruptions in operations due to labor disagreements, shipping problems, fires, or natural disasters, could have a material adverse effect upon our business and operations.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, such as adaptive learning technologies, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

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Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our potential products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $4,900,000.

We will use these net proceeds for the following:

	2,500,000	1,875,000	1,250,000	625,000
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
Stock Offered (% Sold)	100%	75%	50%	25%
Gross Offering Process	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Offering Expenses	100,000	100,000	100,000	100,000
Net Proceeds	4,900,000	3,650,000	2,400,000	1,150,000

Principal Uses of Proceeds
Employees, Officers and Directors
Independent Contractors Compensation	900,000	750,000	600,000	480,000
Product Testing	100,000	50,000	50,000	50,000
Inventory, Freight, Fulfillment	1,000,000	750,000	500,000	300,000
Marketing and Public Relations	800,000	600,000	200,000	50,000
Occupancy and Supplies	120,000	100,000	50,000	30,000
Telecommunications, Website, and Consulting	150,000	100,000	50,000	40,000
Legal, Accounting and Compliance	100,000	100,000	50,000	30,000
Miscellaneous	50,000	50,000	50,000	10,000
Working Capital	1,680,000	1,150,000	850,000	160,000
Total Principal Uses of Net Proceeds	$4,900,000	$3,650,000	$2,400,000	$1,150,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

THE SELLING SHAREHOLDERS

Selling Shareholders

450,000 shares of the Company’s common stock were issued to the Selling Shareholders as part of employment compensation.

The Selling Shareholders are individuals.

All expenses incurred with respect to the registration of the common stock will be borne by the Company, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Shareholders in connection with the sale of such shares.

The Selling Shareholders are affiliates of the Company.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of common stock being offered by the Selling Shareholders. The Selling Shareholders will sell their shares at the fixed price of $2.00 per share. The offer and sale of the shares are being registered herein. The Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders, respectively. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

			Number of
			Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering (1)	to be Offered	Offering	after Offering
Thomas Hemingway	3,010,000	200,000	2,810,000	29%
Michael Krall	2,550,000	200,000	2,350,000	24%
David Noyes	750,000	50,000	700,000	7.2%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of April 30, 2020 was $(138,579) or $(0.0172) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

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The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$2.00	$2.00	$2.00	$2.00
Historical net tangible book value per share as of April 30, 2020 (1)	(.0172)	(.0172)	(.0172)	(.0172)
Increase in net tangible book value per share attributable to new investors in this offering (2)	.4343	.3368	.2261	.0994
Net tangible book value per share, after this offering	.4516	.3540	.2433	.1167
Dilution per share to new investors	1.5084	1.5927	1.6767	1.7233

(1)	Based on net tangible book value as of April 30, 2020 of $(138,579) and 8,044,233 outstanding shares of Common stock as of April 30, 2020.
(2)	With deducting estimated offering expenses from the Offering.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Selling Shareholders

A portion of this offering circular relates to the resale of up to 450,000 shares of our common stock by the Selling Shareholders. The Selling Shareholders will sell their shares at the fixed price of $2.00 per share.

The Selling Shareholders, and any of their pledgees, designees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

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●	through the writing of options on the shares

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this offering circular will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this offering circular, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this offering circular through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders, and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by any of the Selling Shareholders, or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The Selling Shareholders will be offering such shares for their own account. We do not know for certain how or when the Selling Shareholders will choose to sell their shares of common stock. However, they can sell such shares at any time or through any manner set forth in this plan of distribution.

To permit the Selling Shareholders to resell the shares of common stock issued to it, we agreed to file an offering circular, and all necessary amendments and supplements with the SEC for the purpose of qualifying the shares. We will bear all costs relating to the registration of the common stock offered by this offering circular, other than the costs of our independent legal review. We will keep the offering circular qualified until the earlier of (i) the date after which all of the shares of common stock held by the Selling Shareholders that are covered by the offering circular have been sold by the Selling Shareholders pursuant to such offering circular and (ii) the first day of the month next following the 12-month anniversary of the date the offering circular, to which this offering circular is made a part, is declared effective by the SEC.

Pricing of the Offering

The Selling Shareholders may sell their shares pursuant to the Company’s Regulation A offering at the fixed price of $2.00. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

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Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as scout experienced firms to assist in the marketing and distribution of our planned CBD products.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Working Capital	April 30, 2020	April 30, 2019
Cash	$166	$-
Current Assets	166	-
Current Liabilities	98,745	8,820
Working Capital (Deficit)	$(98,579)	$(8,820)

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Cash Flows	April 30, 2020	April 30, 2019
Cash Flows provided by (used in) Operating Activities	$(124,834)	$-
Cash Flows provided by Financing Activities	125,000	-
Cash Flows provided by Investing Activities	-	-
Net Increase (decrease) in Cash During Period	$166	$-

Results for the year ended April 30, 2020 compared to the year ended April 30, 2019

Operating Revenues

The Company did not have revenue for the years ended April 30, 2020 and 2019.

Cost of Revenues

The Company did not have cost of revenues for the years ended April 30, 2020 and 2019.

Gross Profit

The Company did not have any profit for the years ended April 30, 2020 and 2019.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the year ended April 30, 2020 general and administrative expenses were $24,097 compared to $2,175 for the year ended 2019. The primary expenses for 2020 were for professional services.

Other Income (Expense)

The Company did not have any other income (expense) for the years ended April 30, 2020, and 2019.

Net Income (loss)

The net loss for the year ended April 30, 2020 was $359,029 compared to $2,175 for the year ended April 30, 2019.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At April 30, 2020, the Company had total current assets of $166 compared to $0 at April 30, 2019. Current assets consisted primarily of cash. At April 30, 2020, the Company had total current liabilities of $98,745 compared to $8,820 at April 30, 2019. Current liabilities consisted primarily of accounts payable and accrued liabilities. The increase in our current liabilities was attributed to the increase in accounts payable and accrued liabilities.

We had negative working capital of $98,579 as of April 30, 2020.

Cash flow from Operating Activities

During the year ended April 30, 2020, cash used in operating activities was $(124,834) compared to $0 for the year ended April 30, 2019. The increase in the amounts of cash used in operating activities was primarily due to the increase in accounts payable of $116,925 and stock-based compensation of $117,270.

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Cash flow from Financing Activities

For the year ended April 30, 2020, cash provided by financing activity was $125,000 compared to $0 provided during the year ended April 30, 2019.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our audited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company is a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at April 30, 2020 of $138,579 as its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Bioquest, Corp. markets, packages and distributes Hemp-CBD based products and Pharmaceutical based and Government approved products. Our mission is to create high end unique content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets including Medical Grade Products and Immune Health Products CBD. Bioquest Corp. is positioned to generate revenue by acquiring established company and bringing new products to the market, generating immediate revenues. The Company is implementing and marketing to the business-to-business and internet-based E-Commerce to the consumers’ market. The Company is implementing this plan to achieve profitable and sustainable operations.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of April 30, 2020, the Company has a net loss of $359,029, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

During the year ended April 30, 2020, Company has net cash used in operating activities of $124,834 as well as stock compensation non-cash expenses of $117,270 and a net loss of $359,029. The Company raised $125,000 from financing activities in the year ended April 30, 2020, which resulted in a negative working capital of $98,579 as of April 30, 2020. If the Company is unable to raise additional adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our proposed CBD products.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

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To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

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Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company will recognize revenue pursuant to Accounting Standards Codification (ASC) 606, which requires revenue to be recognized at an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

Revenue will be recognized for the Company’s wholesale customers sales when the Company ships the product from its inventory facility. Revenue will be recognized by the Company for e-commerce sales at the time the merchandise is shipped from our inventory facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in cost of revenues. Taxes collected from customers and remitted to governmental authorities are presented in the statements of operations on a net basis. The nature of the Company’s business allows for customers to return previously purchased goods for a return or exchange which may result in a reduction of the Company’s revenues. These sales returns will not be significant to the Company’s revenues in the accompanying financial statements.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

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Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended April 30, 2020, and 2019 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of April 30, 2020, and 2019, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended April 30, 2020, and 2019, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

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Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended April 30, 2020, and 2019, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

BioQuest Corp.

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Summary

BioQuest Corp. is a company in the CBD industries. Our primary focuses are on developing organic products such as CBD/Hemp oils, a full line of pet products, recovery pain cream, anxiety sleep supplements, edibles and we are also focusing on our skin line.

Corporate History

Our Corporate History and Background

BioQuest Corp. (the “Company”, “BQST”, “we”, “us” or “our”) was incorporated in Nevada on May 17, 2011 under the name of Renaissance Films Inc. and intended to produce documentary films. On September 26, 2011, the Company changed its name to Sedition Films Inc.

On April 7, 2014, the Company experienced a change in control. Conseil Plumage Blanc Ltd. (“CPB”) acquired a majority of the issued and outstanding common stock of the Company in accordance with a stock purchase agreement by and between CPB and Jesse Lawrence, the Company’s former director and majority shareholder. On the closing date, April 7, 2014, pursuant to the terms of the Stock Purchase Agreement, CPB purchased from Jesse Lawrence 4,000,000 shares of the Company’s outstanding common stock for $375,000. As a result of the change in control, CPB owned a total of 4,000,000 shares of the Company’s common stock representing 74%.

On April 9th, 2014, Mr. Jesse Lawrence resigned as the Company’s director, and all other positions held by him. The resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. On the same date, Mr. Philippe Germain and Mr. Antonio Treminio were appointed as directors.

On June 20th, 2014, FINRA granted final approval of Change of Name, a 10:1 Forward Stock Split & Ticker Symbol of the Corporation from Sedition Films Inc. to SELECT-TV SOLUTIONS INC., with the new Ticker Symbol of “SELT”. Said approval was predicated upon Select-TV Solution Inc.’s approved Corporate changes in its domicile of Nevada. The new Ticker Symbol became effective on July 21st, 2014.

On July 7, 2014, the company’s shareholders appointed Mr. Geoffrey P. Mott as the Company’s Chief Executive Officer.

On July 31, 2014, the Company and Select-TV Solutions (USA), Inc. entered into a binding merger agreement whereby all of the right, title, and interest in all of the assets, properties, and associated rights that are used or held for use of Select-TV Solutions (USA), Inc. be automatically transferred to the Company free and clear of any and all liens. The assets of Select-TV Solutions (USA), Inc. consist primarily of its sublicense giving it the right to carry on the Select-TV Business, Intellectual Property, Trademarks, trade Names and Copyrights and Trade Secrets.

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On August 29, 2014, Antonio Treminio resigned as a director. Additionally, on this date, Mr. Eric Gareau and Mr. Christian Trudeau were added to the board of directors.

On February 19, 2015, our wholly owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with JIFM Holdings, LLC (“JIFM”).

On March 1, 2015, our wholly owned subsidiary, Select-TV USA Holdings, Inc. entered into an Asset Purchase Agreement with MyStay, Inc. (“MyStay”) and Brooks Pickering for the immediate sale of certain assets of MyStay.

On May 16, 2019, the District Court of Clark County, issued a Court Order Granting Application for the Appointment of Joseph Arcaro as Custodian of the Company (“Court Order”).

On May 23, 2019, the Company was reinstated and brought back to good standing with the State of Nevada, as required by the Court Order by its sole officer and director, Joseph Arcaro.

On August 6, 2019, our sole officer and director, submitted to the District Court of Clark County the quarterly report as requested; wherein, it states that Mr. Arcaro had completed the requested actions of the court on behalf of the Company.

On October 10, 2019, Pillar Marketing Group, Inc., an California Corporation, acquired control of Two Hundred Seventy Million (270,000,000) shares of the Common Stock of the Company, representing approximately 60% of the Company’s total issued and outstanding Common Stock, from Algonquin Partners, Inc., a California Corporation, in exchange for $140,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between Algonquin Partners, Inc.., and Pillar Marketing Group, Inc.

On October 10, 2019, Mr. Joseph Acaro, resigned from all of his positions with the Company and appointed Thomas Hemingway to the Company’s Board of Directors and as the Company’s Chief Executive Officer

On October 10, 2019, Michael Krall was appointed as the Company’s President and to the Company’s Board of Directors.

On October 10, 2019, David Noyes was appointed as the Company’s as the Chief Financial Officer.

On October 10, 2019, Robert Orbach was appointed as the Company’s Independent Director and to the Company’s Board of Directors.

On October 10, 2019, Jeffery Donnell was appointed as the Company’s Executive Vice President and to the Company’s Board of Directors.

On October 11, 2019, the Company with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada. As a result of the Certificate of Amendment, the Company has, among other things, (i) changed its name to “BioQuest, Corp.”, and (ii) authorized a Reverse split (the “Reverse Split”) of its issued and authorized common shares, whereby every Two Thousand (2,000) old shares of common stock was exchanged for One (1) new share of the Company’s common stock. As a result, once the Reverse Split is declared effective by the Financial Industry Regulatory Authority (“FINRA”), the issued and outstanding shares of common stock will decrease from Four Hundred Seventy Four Million Two Hundred Fifty Four Thousand Five Hundred Eighty Five (474,254,585) common shares prior to the Reverse Split to Two Hundred Thirty Seven Thousand Two Hundred Thirty Three (237,233) common shares following the Reverse Split. Fractional shares will be rounded upward. The Reverse Split shares are payable upon the surrender of certificates to the Company’s transfer agent.

On November 14, 2019, FINRA approved of our proposed corporate action, changing the Corporate name, 2,000 to 1 Reverse Split and Symbol Change.

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Exclusively Hemp Derived CBD Products:

Our BioQuest products’ that include CBD ingredients will be derived from hemp. CBD hemp oil is extracted from the hemp plant, the varieties that are naturally abundant in CBD and low in THC. A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our proposed products have no THC (less than .03 percent) and are parasite-free.

Our proposed Hemp-derived CBD products contain no more than 0.3 percent of THC. We do not believe that our planned hemp-derived CBD products are regulated under the Controlled Substances Act, but under the Agricultural Act of 2018, known as the “Farm Bill”.

The 2018 Farm Bill allows for the interstate sale and transfer of hemp-derived products for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The Farm Bill ensures that any cannabinoid—components of CBD —that is derived from hemp will be legal, if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed grower as defined in the Farm Bill.

To date, we have completed our concepts, test products and require funds to continue the development and marketing of our final proposed products. As of the date of this filing, the registrant has material operations but has yet to generate any revenues.

BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

DESCRIPTION OF BUSINESS

Business Overview

BioQuest, Corporation – plans to market, package and distribute health-based products and Hemp-CBD based products. Our mission is to Create High End, Products and aggregate all relevant CBD content in the Nutraceutical markets. In addition, BioQuest will also be positioned to generate revenue by acquiring established companies who have a current presence in the nutraceutical and CBD industry if the opportunity presents itself and bring its products to the market generating immediate revenues, created and marketed by BioQuest.

We believe that we can build our Company into a recognizable brand in the Nutraceutical and Pharmaceutical industry. We recognized early on the importance of creating a strong, identifiable and lasting brand that would separate our Company from the competition and resonate with customers. Our logo, our name, the style of our ads, and all collateral material will reflect our “brand image.” Since the legalization of medical and recreational CBD, numerous states have created new and exciting markets with great investment potential.

We will sell primarily into the business-to-business market and internet-based business to consumer, which includes legally operating medical and adult-use dispensaries, store fronts, and brand owners in states with CBD programs.

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Our proposed network of hemp farms will be located in the USA, in states that have a US Farm Bill-compliant program. Consistent and unique medicinal genetics provide us and our customers with a distinct competitive advantage in the global hemp-derived phyto-cannabinoid industry.

In addition to our existing product line of high-end women products, our proposed products, which are currently still in development, will contain both non-CBD and CBD ingredients that are derived from hemp. A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our existing and proposed products have no THC and are parasite-free.

BioQuest’s mission is to lead the industry in bringing unique Men’s, Women’s, Lifestyle and Pet products that are (CBD) based products to the marketplace. We strive to educate the world on the benefits of hemp extract, and it is our goal to offer the industry’s quality products.

We have been reviewing all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our proposed products. These proposed products are not pre-approved by the FDA or any other regulatory agency. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

The unique strains of cannabinoid-rich hemp are specially bred from the most medicinally high cannabidiol strains of medical cannabis. These plants with the highest CBD and lowest THC concentrations were stabilized and cross bred. This resulted in consistent plant levels of less than 0.3% THC on a dry weight basis.

Our principal executive office is located at 3700 Campus Drive, Suite 206, Newport, CA 92660. The telephone number at our principal executive office is (714) 978-4425. Our website is www.bioquestcorp.com, and our email address is business@bioquestcorp.com.

Our fiscal year end is April 30.

Our company is in the development stage and has generated no revenues.

Employment Agreements

On November 1, 2019, the Company entered into an Employment Agreement with Thomas Hemingway(“Hemingway Agreement”). The Hemingway Agreement hires Mr. Hemingway to serve as the Chief Executive Officer of the Company and is for an initial term of five (5) years. The Hemingway Agreement can thereafter be extended for an additional five (5) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give to Mr. Hemingway a base salary of $240,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020, 2,875,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Hemingway Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twenty-four (24) month’s salary based upon the then existing salary of the executive. The Hemingway Agreement contains customary clauses for termination.

On November 1, 2019, the Company entered into an Employment Agreement with Michael Krall (“Krall Agreement”). The Krall Agreement hires Mr. Krall to serve as the President and Chief Operating Officer of the Company and is for an initial term of five (5) years. The Krall Agreement can thereafter be extended for an additional five (5) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give to Mr. Krall a base salary of $240,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 2,550,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Krall Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twenty-four (24) months’ salary based upon the then existing salary of the executive. The Krall Agreement contains customary clauses for termination.

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On November 1, 2019, the Company entered into an Employment Agreement with David P. Noyes (“Noyes Agreement”). The Noyes Agreement hires Mr. Noyes to serve as the Chief Financial Officer of the Company and is for an initial term of (5) years. The Noyes Agreement can thereafter be extended for an additional three (3) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give to Mr. Noyes a base salary of $180,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 750,000 shares of common stock beginning on November 1, 2019 (post reverse split). The Noyes Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twelve (12) months’ salary based upon the then existing salary of the executive. The Noyes Agreement contains customary clauses for termination.

On November 1, 2019, the Company entered into an Employment Agreement with Jeffrey Donnell (“Donnell Agreement”). The Donnell Agreement hires Mr. Donnell to serve as the Executive Vice President Operations of the Company and is for an initial term of three (3) years. The Donnell Agreement can thereafter be extended for an additional three (3) years provided that neither party gives written notice of intent not to extend within sixty (60) days prior to the end of the initial term. The Company agrees to give to Mr. Donnell a base salary of $120,000 per year, beginning April 1, 2020 and a one-time adjustment on August 1, 2020 and 800,000 shares of common stock beginning on November 1, 2019 (post reverse split). Agreement contains a severance payment that occurs upon the occurrence of a change of control; wherein, the Company shall pay the executive all accrued and unpaid salary and other compensation payable, all accrued and unused vacation and sick pay payable, lastly severance pay in the amount equal to twelve (12) months’ salary based upon the then existing salary of the executive. The Donnell Agreement contains customary clauses for termination.

The foregoing descriptions of the Hemingway, Krall, Noyes and Donnell Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which were filed as Exhibit 6.1, Exhibit 6.2 , Exhibit 6.3 and Exhibit 6.4 to our Regulation A Offering on March 24, 2020, respectively, and are incorporated herein by reference.

Our Products and Future Products

Planned Products we will sell:

Vital-Q products are our branded range of CBD products featuring; Men’s products; Women’s Products; Pet products and Lifestyle products.

▪	Vital-Q - Age Refining Serum- Sculping Formula Plus CBD
▪	Vital-Q - Royal Q - CBD infused Majestic Body Cream
▪	Vital-Q - Responsive Formula - Collagen Retinol Anti-Aging Cream plus CBD
▪	Vital-Q - Age Defying Skin Cream- Apple Stem Cell Plus CBD
▪	Vital-Q - Gorgeous Eyes - Under Eye CBD Infused Cream
▪	Vital-Q - Radiant Youth Serum - CBD infused Vitamin C
▪	Vital-Q - Flawless Neck - CBD Formula with Hemp Extracts
▪	Vital-Q - Delicate Facial Wash - Deep Cleansing with CBD
▪	Vital-Q - Rich Facial Toner - Hydrating CBD infused

▪	CBD Pet Products- Pet Chewable

We will utilize a rigorous testing and verification system that will consist of on-site analysis and redundant third-party batch testing, ensuring accurate levels of phyto-cannabinoids and confirms the legal levels (or non-detectable levels) of THC through our proprietary processes. The end result is the highest quality hemp-derived phyto-cannabinoid-rich (PCR) oil extracts that contain zero solvents, zero heavy metals, and zero pesticides.

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Marketing

The Vital-Q Brand and Lifestyle

We will market our proposed products using the Vital-Q branding and Lifestyle marketing phrase, Health Conscious Solutions. BioQuest’s product and lifestyle line of CBD branding will lead the industry in bringing unique Men’s, Women’s, Lifestyle and Pet products that are CBD based to the consumer marketplace. The majority of our marketing will be targeted at retail, small chains and commerce distribution. Internet advertising and employed marketing companies will publicize and deliver a form of brand recognition.

Sales and Distribution

We will sell our proposed products through our ecommerce, direct, large retail chains, small chains and store fronts, and to retailers around the U.S. Customers can use credit cards for direct purchases from us. We are working to begin selling our potential products, using different sales techniques and optimizing our website. Customers who purchase a certain amount of our planned products receive free shipping and handling on their purchases. We cannot predict the likelihood of success in using these techniques.

Competition

The CBD industry is relatively new but showing large growth. Some of our most likely competitors are Charlotte’s Web, CBDistillary, and Veritas Farms, all of whom are in the CBD space. Many of these companies have greater resources and market recognition than we currently have available. There is also a possibility of a larger entity trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties lessen. We plan on competing using specific products that we believe meet customer demands, selling them at prices that are very affordable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts.

Suppliers

Our future products will be made by independent vendors, with third party lab tests for each individual product batch uploaded to our website. We will purchase our potential products from select vendors. All ingredients that we will purchase are purchased by the vendors. All products will be tested by these vendors to ensure no presence of THC. The vendors primarily package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

The Cannabis Industry

By all measures, the market for hemp, and for products based on extracts of hemp, is expected to grow substantially over the coming years. ArcView Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products that will be sold in licensed dispensaries, the research firms are still predicting the market to grow to $5.3 billion, $12.6 billion, and $22 billion by 2024 for the product areas of low THC cannabinoids, THC-free Cannabinoids and pharmaceutical cannabinoids, respectively.

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

While the industry is growing rapidly, the cannabis industry faces some major obstacles that challenge its growth and profitability. First, the cultivation of Hemp is a very capital-intensive enterprise. Many hemp entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to hemp producers and retailers. Secondly, there is a significant shortage of knowledge related to virtually all areas of the cannabis business.

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Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our future products, software and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we only use Hemp Derived CBD which is Federally legal. As the legal landscape and understanding about the differences in hemp derived cannabinoids unfolds, it will be increasingly important to distinguish “cannabis” & “THC” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. Our future products and messaging will be very clear and precise in announcing those differences and we make no claims of any “cures” or “specific ailment” remedies.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of cannabis-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing Hemp Derived CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its future products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

In 2014, the distinction between the use of Cannabis Sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

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Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our proposed products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our proposed products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our planned products containing CBD derived from industrial hemp or cannabis delivered in other States are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our proposed industrial hemp-based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

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Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our proposed products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 3700 Campus Drive, Suite 206, Newport Beach, California 92660. We currently lease this 900 square foot space for $1,576 a month and it has a term of three years. We also have a 1,000 square foot office, shipping and distribution facility in El Cajon, California which we rent for $1,050 a month. Our telephone number is (714) 978-4425.

Employees

We have 6 full-time or part-time employees of our business or operations who are employed at will by BioQuest Corp. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We plant to have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 8,104,233 shares of the Company’s common stock outstanding on October 12, 2020.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Thomas Hemingway, CEO & Director	3,010,000	37%
David Noyes, CFO	750,000	9%
Michael Krall, President, & Director	2,550,000	32%
Jeffery Donnell, Vice President, Director	800,000	10%
Robert Orbach, Director	500,000	6%
Joseph Acaro, Former CEO, CFO, Sec, Director	-	0%
All executive officers and directors as a group (6 persons)	7,610,000	95%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based on 8,104,233 shares issued and outstanding.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 30, 2020:

As of September 28, 2020, BioQuest Corp. had six-full-time employees, and no part-time employees. The directors and executive officers of the Company as of September 28, 2020 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Thomas Hemingway	CEO and Director	64	October 10, 2019	40
Michael Krall	President, COO and Director	67	October 10, 2019	40
Robert Orbach	Director	66	October 10, 2019	40
David Noyes	CFO	77	October 10, 2019	40
Jeffery Donnell	EVP Operations EVP Operations and Director	69	October 10, 2019	40
Pam A. Daily	Marketing Officer	69	June 1, 2020	40
Joseph Acaro	Former CEO, CFO, Director		Resigned October 10, 2019

Thomas Hemingway, Age 64: Chairman and CEO, Currently, Chairman and President of Redwood Investment Group (1996 to current), and Pillar Marketing Group, Inc. (April 2011 to current) Previously, the Founder, Chief Executive Officer and Chairman of Oxford Media (2004 to 2006) and Chief Executive Officer and Chairman MetroConnect (2007 to 2009). Mr. Hemingway has also served as CEO and Chairman of Esynch Corporation and Chairman and CEO of Intermark Corporation, a software developer and publisher in the entertainment markets. Prior, Mr. Hemingway was President and CEO of Omni Advanced Technologies and Intellinet Information Systems. In addition, Mr. Hemingway has been a consultant and or board member to several NASDAQ and privately held companies. Bachelor of Sciences, Political Science, SUNY Albany.

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Michael Krall, Age 67: President, COO and Board Member of BioQuest Corporation since October 2019 to current. Mr. Krall was the founder of PURE Bioscience, Inc. where he held the positions of President, CEO and Chairman of the Board from 1998 to 2014. From 2015 to present, Mr. Krall has advised companies on biotech products and processes. Additionally, he is an inventor and co-inventor of dozens of domestic and international patented biotech products. Mr. Krall brings a wealth of knowledge of the biotech, manufacturing and securities industries, including his leadership ability, dedication and commitment to excellence make him well suited to this highly regulated industry.

Jeffery Donnell, Age 69: CBDO (Chief Business Development Officer, Board Member) since October 2019 Mr. Donnell has served in senior level positions for private and public companies over the past 40 years including COO of Enviroguard Sciences, LLC, (2003 to 2007) a distribution company for bio-chemical products throughout the United States. Executive Vice President of Business Development for Pure Bioscience, (2007 to 2013) a public company responsible for the production and distribution of biochemical products nationally and internationally. From 2015 to current Mr. Donnell has been providing advisory services to companies on a part-time basis. He has established and expanded business relations with Fortune 500 companies including Cardinal Health, CareFusion and Brenntag.

David Noyes, Age 77: CFO - recently, Fort Worth based EnviroSolar Power, a green energy solutions provider to the home energy marketplace since March 2014. Previously he was CFO for KOR Company, Inc. a commercial fire and security company from November 2012 until March 2014. Previously he was Managing Director of Monarch Capital Resources, Inc., a business-consulting firm. He is co-founder and EVP for Tech Energy Services, Inc. a green energy technology firm. He has been CFO of five publicly traded companies, most recently NextPhase Wireless, Inc. from February 2007 through March 2008; Oxford Media, Inc. from August 2004 through February 2007; Local.com from January 2001 through January 2003 and Mergence Corporation from September 1999 through November 2000. He was Chief Executive Officer and Chief Financial Officer and Director of Ortho Mattress from 1996 through 1997; President, Chief Financial Officer and Director of California Software Products, Inc. in 1996 and Director and Chief Financial Officer of Griswold Industries in 1994 and 1995. Previously he was President, Director and Chief Executive Officer of Structural Coatings, Inc. and Executive Vice President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of General Power Systems, Power Paragon and Scientific Drilling International. He was a senior Manager with Ernst and Young, is a Certified Public Accountant and has an MBA from the Anderson School of Management at UCLA. He has served on several Boards of Directors and has extensive SEC experience and has raised in excess of $500 million.

Pamela A Daily, Age 69: Chief Marketing Officer Pam is one of the founders of the infomercial direct marketing industry. She has been instrumental in the rapid financial and physical growth of multiple fortune 500 companies. Over the past thirty years, Pamela has held Executive positions with companies such as Media Arts International, National Media Corporation, Reliant Interactive, Achievement Dynamics (Verbal Advantage), Vision Direct Marketing, Aftermarket Company, Global Efficient Energy, Majic Beauty Inc. and many others. In all of these entities, Pam’s executive duties resulted in record increases in revenues. Previous to Daily’s Executive Management and Marketing career, she held Sales and Marketing positions in the field of corporate advertising with AT&T, Gannett Corporation and NBC.

Robert Orbach, Age 66: Director, BioQuest Corporation, since October 2019, is a seasoned, accomplished entrepreneur with talent for recognizing emerging trends since 1992 and a proven track record for building strategic partnerships. Mr. Orbach has been providing advisory services on a part time basis to companies from 2015 to present. Bobby has over 30 years’ experience in retail, finance, IP and building emerging technology companies. Mr. Orbach was one of the founders of 47th Street Computers and electronics, a large retailer in the late 80’s and 90’s. He advised countless technology companies and managed successful business deals. Bobby has served as a director and board member of many public and private sector companies. Bobby has been a broker and advisor in the IP monetization business and has successfully sold and brokered over 60 technology patent portfolios. He was awarded Excellence and Quality service award from Intellectual Ventures in 2012. Throughout his career, Bobby has aligned his business interests with his personal values - nurturing human potential and promoting people relations as well as supporting philanthropic causes. Mr. Orbach is an advisor and on the board of several charities and nonprofit community organizations.

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None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by BioQuest, Corp.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended April 30, 2020 and 2019, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

							Non-
						Non-Equity	Qualified
						Incentive	Deferred
Name and				Stock	Options	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	$	$	$(1)	$	$	$	$	$

Tom Hemingway	2020	31,500	-	28,500	-	-	-	-	60,000
CEO, Director	2019	-	-	-	-	-	-	-	-

Michael Krall	2020	31,500	-	25,500	-	-	-	-	57,000
President ,COO, Director	2019	-	-	-	-	-	-	-	-

Robert Orbach	2020	-	-	5,000	-	-	-	-	5,000
Director	2019	-	-	-	-	-	-	-	-

David Noyes	2020	12,000	-	7,500	-	-	-	-	19,500
CFO	2019			-					-

Jeffrey Donald	2020	15,000	-	8,000	-	-	-	-	23,000
EVP Operations	2019	-	-	-	-	-	-	-	-

Joseph Acaro	2020	-	-	-	-	-	-	-	-
Former CEO,CFO,
Sec, Director	2019	-	-	-	-	-	-	-	-

(1)	Stock Awards represents shares that were issued at $0.01 per share.

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Narrative Disclosure to Summary Compensation Table

Except for the following there are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

The following table describes the payments that would be received from the Company with respect to the named executive officers, due to a termination of employment with the Company as per the respective Employment Agreements as of April 30, 2020:

Employment	Vacation Weeks per	CIC	CIC	§6.1	§6.2	§6.3	§6.6	§6.7	Accrued
Agreements	year	Severance	Months	Death	Disability	Cause	w/o Cause	End	4/30/20
				Mos	Mos	Mos	Mos	Mos
Tom Hemingway CEO	3	All Due	24	12	9	12	12	12
			720,000	360,000	270,000	360,000	360,000	360,000	20,000

Michael Krall President and COO	3	All Due	24	12	9	12	12	12
			720,000	360,000	270,000	360,000	360,000	360,000	20,000
David Noyes CFO	3	All Due	12	12	9	12	12	12
			240,000	240,000	180,000	240,000	240,000	240,000	15,000
Jeffrey Donnell EVP Operations	3	All Due	12	12	9	12	12	12
			180,000	180,000	105,000	180,000	180,000	180,000	10,000

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Outstanding Equity Awards at Fiscal Year-End

Except as disclosed above, no executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended April 30, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Thomas Hemingway, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Thomas Hemingway collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Thomas Hemingway unless the communication is clearly frivolous.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of four members. Thomas Hemingway, and Michael Krall do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. Robert Orbach, and Jeffery Donnell do qualify as Independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

During the year ended April 30, 2020, the Company issued to its previous CEO 135,000 common shares (270,000,000 pre reverse split) for repayment of related party debt incurred in payment of the Company’s expenses of $27,000. During October 2019, Tom Hemingway the Company’s new CEO purchased these 135,000 shares creating a change in control of the Company.

During the year ended April 30, 2020, the Company issued 7,475,000 to its officers and directors under employment and consulting agreements. The agreements dated November 1, 2019 were for a five-year term with a five-year renewal options with compensation to begin April 1, 2020 with a one-time adjustment on August 1, 2020 and annual minimum increases. Under the employment agreements the Company issued 6,975,000 common shares valued at $.01 per share’ The consulting agreement with a director provided for the issuance of 500,000 common shares valued at $.01 per share. At April 30, 2020, there was $65,000 due to officers and shareholders under the employment and consulting agreements. At April 30, 2020 and 2019 there were $9,689 and $8,820 due to officers and shareholders for expense reimbursements.

Other than the aforementioned related party transactions, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no other transactions involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

We have not issued and do not have outstanding any share purchase warrants to purchase shares of our Common Stock.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

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We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of BioQuest Corp.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of BioQuest Corp.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of BioQuest Corp.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of BioQuest Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

47

Board Composition

Our board of directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of October 12, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 8,104,233 shares of common stock deemed to be outstanding as of October 12, 2020.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 8,104,233 shares of the Company’s common stock outstanding on October 12, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Thomas Hemingway, CEO & Director	3,010,000	37%
David Noyes, CFO	750,000	9%
Michael Krall, President, & Director	2,550,000	32%
Jeffery Donnell, Vice President, Director	800,000	10%
Robert Orbach, Director	500,000	6%
Joseph Acaro, Former CEO, CFO, Sec, Director	-	0%
All executive officers and directors as a group (6 persons)	7,610,000	95%

48

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based on 8,104,233 shares issued and outstanding.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and -0- shares of preferred stock authorized.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

49

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

BioQuest Corp. (“BioQuest Corp.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Globex Transfer, LLC, whose address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725, telephone number (813) 344-4490, and email mt@globextransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

50

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

______

The below described expert has not been hired on a contingent basis and will not receive a direct or indirect interest in the Company.

The audited financial statements for the year ending April 30, 2020 that have been included in this Offering have been audited by Haynie & Company.

Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

51

BIOQUEST CORP.

TABLE OF CONTENTS

FOR THE YEARS ENDED

APRIL 30, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of BioQuest Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BioqQuest Corp. (the Company) as of April 30, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended April 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

September 25, 2020

We have served as the Company’s auditor since 2020

F-1

Bioquest Corp.

Balance Sheets

	April 30, 2020	April 30, 2019

Assets
Current Assets
Cash	$166	$-
Total Current Assets	166	-

Total Assets	$166	$-

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable and Accrued Liabilities	$98,745	$8,820
Total Current Liabilities	98,745	8,820

Long-Term Liabilities
Notes Payable	40,000
Total Liabilities	138,745	8,820

Commitments and Contingencies	-	-

Stockholders’ Deficit
Common Stock, $.001 Par Value 500,000,000 Authorized; 8,044,233 and 102,233 Issued and Outstanding at April 30, 2020 and 2019 respectively	8,044	102
Stock Payable	50,000	-
Additional-Paid-in-Capital	7,323,285	7,151,957
Accumulated Deficit	(7,519,908)	(7,160,879)
Total Stockholders’ Deficit	(138,579)	(8,820)
Total Liabilities and Stockholders’ Deficit	$166	$-

The accompanying notes are an integral part of these audited financial statements

F-2

Bioquest Corp.

Statement of Operations

	For the Year Ended	For the Year Ended
	April 30, 2020	April 30, 2019

Revenues	$-	$-

Operating Expenses
Compensation	164,000	-
Stock Compensation Expense	117,270	-
Professional Fees	51,187	-
General and Administrative Expenses	24,097	2,175
Total Operating Expenses	356,554	2,175
Operating Loss	(356,554)
Interest Expense	2,475	-
Net Loss	$(359,029)	$(2,175)

Basic and Fully Dilutive Loss per Share	$(0.09)	$(0.02)

Weighted Average Common Shares - Basic and Fully Diluted	4,104,900	102,233

The accompanying notes are an integral part of these audited financial statements

F-3

Bioquest Corp.

Statement of Changes in Stockholders’ Deficit

For the Years Ended April 30, 2020 and 2019

	Common Shares	Par Value $.001	Stock Payable	Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit

Balance April 30, 2018	204,254,585	$204,255		$6,947,804	$(7,158,704)	$(6,645)

Reverse Spilt October 2019, 2000:1	(204,152,352)	(204,153)		204,153	-	-
Adjusted Balance April 30, 2018	102,233	102		7,151,957	(7,158,704)	(6,645)
Net Loss or Year Ended April 30, 2019					(2,175)	(2,175)
Balance April 30, 2019	102,233	102		7,151,957	(7,160,879)	(8,820)
Shares Issued for Settlement of debt	135,000	135		26,865		27,000
Shares Issued for Employment and Consulting Services	7,747,000	7,747		89,523		97,270
Shares Issued for Cash	60,000	60		54,940		55,000
Shares Issuable for Cash			30,000			30,000
Shares Issuable in connection with Notes Payable			20,000			20,000
Net Loss					(359,029)	(359,029)
Balance April 30, 2020	8,044,233	8,044	50,000	7,323,285	(7,519,908)	$(138,579)

The accompanying notes are an integral part of these audited financial statements

F-4

Bioquest Corp.

Statements of Cash Flows

	For the Year Ended	For the Year Ended
	April 30, 2020	April 30, 2019

Cash Flows from Operating Activities
Net Loss	$(359,029)	$(2,175)
Adjustments to reconcile net loss to net cash used in operating activities.
Stock Based Compensation	117,270	-
Increase (Decrease) in Accounts Payable and Accrued Liabilities	116,925	2,175

Net Cash Used from Operating Activities	(124,834)	-

Cash Flows from Investing Activities	-	-

Cash from Financing Activities
Sale of Common Stock for Cash	55,000	-
Stock Subscriptions Payable for Cash	30,000	-
Issuance of Notes Payable	40,000	-
Net Cash Provided in Financing Activities	125,000	-

Net Increase in Cash	166	-
Beginning Cash	-	-
Ending Cash	$166	$-

Supplemental Information
Non-Cash Items:
Shares Issued for Extinguishment of Accounts Payable	$27,000

The accompanying notes are an integral part of these audited financial statements

F-5

BIOQUEST CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended April 30, 2020 and 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Bioquest Corp.(the “Company”) was originally incorporated in the State of Nevada on May 17, 2011 as Renaissance Films Inc. On September 26, 2011, the Company changed its name to Sedition Films Inc. and on May 1, 2014, the Company changed its name to Select-TV Solutions, Inc. The Company was organized for the purpose of producing documentary films. On October 10, 2019, there was a change in control of the Company with the purchase of 270,000,000 of the Company’s Common stock and on that date the Company changed its name to Bioquest Corp. On October 12, 2019, the Company elected a new Board of Directors and approved a 2,000 to 1 Reverse Stock Split resulting in the reduction of the outstanding shares of the Company’s Common Stock from 454,254,585 shares to 237,233 shares of Common Stock. All common shares and per common share data in these financial statements and related notes hereto have been retroactively adjusted to account for the effect of the reverse stock split for all periods presented. The total number of authorized common shares and the par value thereof were not changed by the reverse stock split.

The Company markets, packages and distributes Hemp-CBD based products and Pharmaceutical based and Government approved products. Our mission is to Create High End, Unique Content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets. Bioquest Corp. is positioned to generate revenue by acquiring established companies who have a current presence in the nutraceutical cannabis industry and bring new products to the market generating immediate revenues, created and marketed by Bioquest Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods.

F-6

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities including stock options and stock payable have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At April 30, 2020, cash equivalents amounted to $166.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a Stockholders’ Deficit at April 30, 2020 of $138,579 as its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Bioquest, Corp. markets, packages and distributes Hemp-CBD based products and Pharmaceutical based and Government approved products. Our mission is to create high end unique content and aggregate all relevant CBD content in the Nutraceutical and Pharmaceutical markets including Medical Grade Products and Immune Health Products CBD. Bioquest Corp. is positioned to generate revenue by acquiring established company and bringing new products to the market, generating immediate revenues. The Company is implementing and marketing to the business-to-business and internet-based E-Commerce to the consumers’ market. The Company is implementing this plan to achieve profitable and sustainable operations.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the year ended April 30, 2020, the Company issued to its previous CEO 135,000 common shares (270,000,000 pre reverse split) for repayment of related party debt incurred in payment of the Company’s expenses of $27,000. During October 2019, Tom Hemingway the Company’s new CEO purchased these 135,000 shares creating a change in control of the Company.

During the year ended April 30, 2020, the Company issued 7,475,000 to its officers and directors under employment and consulting agreements. The agreements dated November 1, 2019 were for a five-year term with a five-year renewal options with compensation to begin April 1, 2020 with a one-time adjustment on August 1, 2020 and annual minimum increases. Under the employment agreements the Company issued 6,975,000 common shares valued at $.01 per share’ The consulting agreement with a director provided for the issuance of 500,000 common shares valued at $.01 per share. At April 30, 2020, there was $65,000 due to officers and shareholders under the employment and consulting agreements. At April 30, 2020 and 2019 there were $9,689 and $8,820 due to officers and shareholders for expense reimbursements.

F-7

NOTE 5 – NOTES PAYABLE

The Company issued notes payable in the amount of $40,000 due in two years with interest at 6% and convertible in common shares at $1.00 per share. In addition, the Company has recorded stock payable for 40,000 shares with stock compensation expense of $20,000. The notes are due in the year ended April 30, 2022.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Capital Stock Issued

During July 2019, the Company issued 135,000 (270,000,000 pre reverse split) shares of common stock of which 86,385 shares were issued for repayment of related party debt totaling $17,277 and 48,615 shares were issued for consulting services totaling $9,723 for a total of $27,000. During the year ended April 30, 2020 the Company issued 7,747,000 shares of common stock under employment and consulting agreements. At April 30, 2020, the company had subscription agreements for 30,000 common shares to be issued from cash received of $30,000 and 40,000 shares for cash received from issuance of notes payable.

Authorized Capital Stock Common Stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of April 30, 2020, and 2019, there were 8,044,233 shares and 102,233 shares (after taking the 2000 – 1 reverse split into account) issued and outstanding.

NOTE 7 - INCOME TAXES

The components of the provision for income taxes are as follows:

	Year Ended	Year Ended
	April 30, 2020	April 30, 2019
Current:
Federal	$-	$-
State	-	-
Foreign	-	-
	-	-
Deferred:
Federal	(75,396)	-
State	-	-
	(75,396)	-
Valuation allowance	75,396	-
Total provision for income taxes	$-	$-

Deferred tax assets (liabilities) consist of the following:

	2020	2019
Net Operating Loss for the years	$(359,029)	$(2,175)
Net Operating Loss Carryforwards	-	-
Gross Deferred Tax Assets	(359,029)	(2,175)
Valuation Allowance	359,029	2,175
Net Deferred Tax Assets	$-	$-

NOTE 8– SUBSEQUENT EVENTS

The Company issued 60,000 shares of unrestricted common stock for cash of $120,000 through the use of its Qualified Regulation A Offering.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

F-8

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1*	Amended Articles of Incorporation and Amendments Thereto
2.2*	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.1**	Employment Agreement by and between the Company and Thomas Hemingway, dated November 1, 2019
6.2**	Employment Agreement by and between the Company and Michael Krall, dated November 1, 2019
6.3**	Employment Agreement by and between the Company and David P. Noyes, dated November 1, 2019
6.4**	Employment Agreement by and between the Company and Jeffrey Donnell, dated November 1, 2019
11.1	Consent of Auditors Haynie & Company
12.1	Opinion of Law Office of Andrew Coldicutt

* As Previously Filed on February 11, 2020 with our Form 1A.

** As Previously Filed on March 24, 2020 with our Form 1A/A

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California on November 18, 2020.

(Exact name of issuer as specified in its charter):	BioQuest Corp.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Thomas Hemingway
Thomas Hemingway, Chief Executive Officer (Principal Executive Officer).

(Date): November 18, 2020

/s/ David Noyes
David Noyes, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): November 18, 2020

SIGNATURES OF DIRECTORS:
/s/ Thomas Hemingway	November 18, 2020
Thomas Hemingway, Director	Date

/s/ Michael Krall	November 18, 2020
Michael Krall, Director	Date

/s/ Jeffery Donnell	November 18, 2020
Jeffery Donnell, Director	Date

/s/ Robert Orbach	November 18, 2020
Robert Orbach, Director	Date

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